 Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Annual Report of Jeantex Group, Inc. (the "Company") on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henry Fahman, Interim Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2010

/s/ Henry Fahman

Henry Fahman

Interim Chief Executive/Financial Officer